NET ASSET VALUE PRESENTATION JUNE 2016 1 ONE CANAL, BOSTON, MA

2 AIMCO NET ASSET VALUE PRESENTATION GENERAL DISCLOSURES The information provided in this presentation is intended to assist users in estimating Aimco Net Asset Value per share. Aimco is providing this presentation at this time in order to provide consistent disclosure to all investors as to Aimco views regarding the range of estimates of Net Asset Value expressed by others. This is not an offer to sell securities and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. Net Asset Value is considered useful by some investors in valuing shares in public real estate companies because it seeks to value the assets held by public companies to those established in private transactions. This presentation describes a process to calculate Aimco's estimated Net Asset Value per share as of March 31, 2016. This value will fluctuate over time. Aimco's estimated Net Asset Value per share is based upon subjective judgments, assumptions and opinions and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our developments and redevelopments; Aimco's ability to meet timelines and budgeted rental rates related to our lease-up properties; and Aimco's ability to meet its obligations under Low Income Housing Tax Credit agreements.

3 AIMCO NET ASSET VALUE PRESENTATION GENERAL DISCLOSURES (CONTINUED) This Net Asset Value per share information should not be relied upon as representative of the amount a stockholder could expect to receive in a liquidation event, now or in the future. Certain assets are excluded as are certain liabilities such as the taxes and transaction costs associated with a liquidation (see page 7). Aimco's estimated Net Asset Value is based on management's judgments, assumptions and opinions as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. Actual results may differ materially from management's forecasts as of this date and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco's control, including, without limitation: real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new supply; financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions, redevelopments and developments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or

4 AIMCO NET ASSET VALUE PRESENTATION GENERAL DISCLOSURES (CONTINUED) penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2015, and the other documents Aimco files from time to time with the Securities and Exchange Commission.

5 AIMCO NET ASSET VALUE PRESENTATION VALUATION METHODOLOGY Real Estate - Aimco estimated the value of its properties using methods management believes to be appropriate based on the characteristics of the properties. For valuation purposes, Aimco segregated its portfolio into the following categories: Stabilized Conventional Portfolio; Redevelopment Properties Under Construction; Development Properties in Lease-Up; Properties Scheduled for Sale; Other Conventional Real Estate; and Affordable Portfolio. Properties in these categories were valued as follows: • Stabilized Conventional Portfolio - valued using a direct capitalization rate ("cap rate") method based on annualized 1Q 2016 property NOI, less a 2% management fee, and market cap rates; • Redevelopment Properties Under Construction and Lease-Up Properties - valued based on discounted projected future cash flows; • Properties Scheduled for Sale - valued at contract price; • Other Conventional Real Estate - includes non-stabilized recent acquisitions valued at Aimco's purchase price and certain land investments valued at Aimco's book value; • Affordable Portfolio - valued using a direct cap rate method based on annualized 1Q 2016 property NOI, less a 2% management fee, with market cap rates adjusted to take into account discounted future cash flows expected to be distributed to tax credit investors under existing tax credit partnership agreements.

6 AIMCO NET ASSET VALUE PRESENTATION VALUATION METHODOLOGY (CONTINUED) Other Tangible Assets - consist of cash, restricted cash, accounts receivable and other assets for which Aimco reasonably expects to receive cash through the normal course of operations or another future event. Debt - the fair value of Aimco's debt has been calculated based on the Money-Weighted Average interest rate on its debt, which rate takes into account the timing of amortization and maturities, and a market rate that takes into account the loan-to-value and duration of the property debt. Other Tangible Liabilities - consist of accounts payable, accrued liabilities and other tangible liabilities Aimco reasonably expects to settle in cash through the normal course of operations or another future event. Preferred Equity - the fair value of Aimco's preferred equity includes a mark-to-market adjustment for listed securities based on their closing share price on March 31, 2016.

7 AIMCO NET ASSET VALUE PRESENTATION VALUATION METHODOLOGY (CONTINUED) Other Items of Note • Real estate values are based on Aimco's current uses and do not include the value of unused or underused land or air rights. • Real estate values do not take into consideration transaction costs or other items such as real estate tax adjustments that may impact the value a buyer might ascribe to Aimco's properties. • This calculation of Aimco Net Asset Value does not include the impact of planned or completed transactions subsequent to March 31, 2016, for example, the sale of Aimco's Riverside community, located in Alexandria, Virginia, to complete the funding of Aimco's planned acquisition of Indigo, a 463-apartment home community currently under construction in Redwood City, California. This paired-trade is treated as NAV-neutral. • This calculation of Aimco Net Asset Value does not include the value of such fee income as property management revenues, cash due from Low Income Housing Tax Credit investors, or non-recurring investment management revenues. • This calculation of Aimco Net Asset Value does not include tax assets including Historic Tax Credits nor does it consider tax liabilities, • This calculation of Aimco Net Asset Value does not consider enterprise or going concern value. • Additional details of Aimco's calculations and methodologies are included on the following pages.

8 AIMCO NET ASSET VALUE March 31, 2016 Estimated Fair Value of Real Estate: $75 per share* * See additional details and disclosures beginning on page 10. Lease-Up Portfolio Cash flows discounted from property stabilization to March 31, 2016 Redevelopment Portfolio Cash flows discounted from property stabilization to March 31, 2016 Affordable Portfolio Annualized 1Q 2016 NOI Less: Management fee of 2% of revenue Divided By: NOI capitalization rate of 8.0% Stabilized Conventional Portfolio Annualized 1Q 2016 NOI Less: Management fee of 2% of revenue Divided By: NOI capitalization rate of 5.0% Other Real Estate Portfolio Sale Properties: Properties sold or under contract for sale, valued at the sales or contract price. Acquisition Properties: Non-stabilized properties not in lease-up; valued at cost. $2 $4 $3 $4 $62

9 AIMCO NET ASSET VALUE March 31, 2016 Estimated Net Asset Value: $51 per share* $75 $3 -$24 -$3 Fair Value of Real Estate Fair Value of Other Tangible Assets Cash and restricted cash + Other tangible assets Fair Value of Debt Book value of debt + Mark-to-market adjustment Fair Value of Other Tangible Liabilities and Preferred Equity Book value of other liabilities and preferred equity + Mark-to-market adjustment on preferred equity Fair Value of Real Estate: International Financial Reporting Standards ("IFRS") permit measuring investment property at fair value. While we do not report under IFRS, we believe our estimation of the fair value of real estate provided herein is determined consistently with IFRS requirements for investment properties. * See additional details and disclosures beginning on page 10.

10 Fair Value of Real Estate as of March 31, 2016 ($M) Stabilized Conventional Portfolio Annualized 1Q 2016 NOI, less 2% management fee 515$ 1 NOI cap rate 5.0% 2 Stabilized Conventional Portfolio Value 10,287$ Non-Stabilized Conventional Portfolio Redevelopment properties under construction 616$ 3 Development properties in lease-up 348 4 Properties scheduled for sale 292 5 Other Conventional real estate 153 6 Non-Stabilized Conventional Portfolio Value 1,409$ Affordable Portfolio Annualized 1Q 2016 NOI, less 2% management fee 60$ 7 NOI cap rate 8.0% 8 Affordable Portfolio Value 744$ Fair Value of Real Estate at March 31, 2016 12,440$ See notes beginning on page 13. AIMCO NET ASSET VALUE BUILD-UP

11 Fair Value of Other Assets, Debt and Other Liabilities as of March 31, 2016 ($M) 9 See notes beginning on page 13. AIMCO NET ASSET VALUE BUILD-UP Proportionate Amount Adjustments As Adjusted Other Tangible Assets Cash and cash equivalents 63$ -$ 63$ Restricted cash 90 - 90 Goodwill 44 (44) - 10 Other tangible assets 263 - 263 Fair Value of Other Tangible Assets 460$ (44)$ 416$ Debt Non-recourse property debt 3,696$ 173$ 3,869$ 11 Revolving credit facility borrowings 106 - 106 Fair Value of Debt 3,802$ 173$ 3,975$ Other Tangible Liabilities Deferred income 60$ (60)$ -$ 12 Other tangible liabilities 189 - 189 Liabilities related to assets held for sale - - - Fair Value of Other Tangible Liabilities 249$ (60)$ 189$ Preferred Equity Preferred noncontrolling interests in Aimco Operating Partnership 86$ -$ 86$ Perpetual preferred stock 159 10 169 13 Fair Value of Preferred Equity 245$ 10$ 255$ Fair Value of Other Tangible Assets, Debt, Other Tangible Liabilities and Preferred Equity 3,836$ 168$ 4,003$

12 Net Asset Value as of March 31, 2016 ($M, except per share amounts) See notes beginning on page 13. AIMCO NET ASSET VALUE BUILD-UP Fair Value of Real Estate 12,440$ Fair Value of Other Intangible Assets, Debt and Other Liabilities (4,003) Net Asset Value 8,437$ Total Shares, Units and Dilutive Share Equivalents Outstanding 165 14 Net Asset Value per Share 51$

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes

1. Represents Stabilized Conventional Property NOI for the three months ended March 31, 2016, annualized, and adjusted for an assumed property management fee. Market management fees range between 1.5% and 3.0% with larger, higher quality portfolios at the lower end of that range. For the purposes of this calculation of Net Asset Value, Aimco has assumed a 2% management fee. Annualization of Property Net Operating income is consistent with Aimco's experience of seasonality of earnings quarter-to-quarter. During the last six years, Aimco's Conventional Same Store NOI has been distributed as follows: 1Q 24.5%; 2Q 24.8%; 3Q 25.2%; 4Q 25.5%. For the purposes of this calculation of Net Asset Value, we use 1Q 2016 NOI multiplied by four. Amounts below do not include an assumed cost of sale.

Stabilized Conventional Portfolio NOI ($000s)	Proportionate Amount	Adjustments		As Adjusted
Rental and other property revenues				
Conventional Same Store	$ 173,240	$ (429)	a	$ 172,811
Conventional Redevelopment and Development	16,609	(6,407)	b	10,202
Conventional Acquisitions	1,742	(1,742)	c	-
Other Conventional	18,062	(8,350)	d	9,711
Total rental and other property revenues	209,653	(16,927)		192,725
Less: Direct property operating expenses				
Conventional Same Store	$ (53,397)	$ 291	a	$ (53,106)
Conventional Redevelopment and Development	(5,552)	3,100	b	(2,452)
Conventional Acquisitions	(930)	930	c	-
Other Conventional	(8,160)	3,656	d	(4,505)
Total property operating expenses	(68,039)	7,978		(60,062)
Property Net Operating Income	$ 141,614	$ (8,949)		$ 132,663
Less: Assumed property management fee of 2% of revenue	(4,193)	339		(3,855)
Property Net Operating Income after 2% management fee	**$ 137,421**	**$ (8,610)**		**$ 128,808**
Annualized Property Net Operating Income	**$ 549,684**	**$ (34,440)**		**$ 515,232**

Proportionate amounts are non-GAAP measures representing Aimco's share of Property NOI and may be found on Supplemental Schedule 2(a) of Aimco's 1Q 2016 Earnings Release. These amounts are reconciled to the most comparable GAAP measures on page 21 of this document

Please see the following page for explanation of adjustments to proportionate amounts for purposes of computing Stabilized Conventional Property NOI.

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14 Footnotes (continued) 1. (continued) a. Represents residential revenues and expenses related to Aimco's Tremont community acquired by Aimco in December 2014. Residential operations have been stabilized for more than one year and are included in Same Store results. Commercial operations are included in Other Conventional results and are not yet stabilized. For the purposes of this Net Asset Value calculation, Tremont is valued at Aimco's cost and included within Aimco's Other Conventional Real Estate value. b. Represents revenues and expenses related to two redevelopment communities currently under construction, Park Towne Place and The Sterling, both located in Center City Philadelphia. Also included in these adjustments are revenues and expenses related to two lease-up communities, One Canal, located in Boston, Massachusetts; and Vivo, located in Cambridge, Massachusetts. Aimco's redevelopment communities currently under construction and its lease-up communities are valued based on discounted cash flows as described in notes 3 and 4 on page 17. For the purposes of this Net Asset Value calculation, Park Towne Place and The Sterling are included in Aimco's Redevelopment Properties Under Construction value. For the purposes of this Net Asset Value calculation, One Canal and Vivo are included in Aimco's Development Properties in Lease-Up value. After excluding the results related to the communities described above, Stabilized Conventional NOI related to redevelopment and development communities represents the results of operations from three occupancy stabilized communities: Lincoln Place, located in Venice, California; Preserve at Marin, located in Corte Madera, California; and Ocean House on Prospect, located in La Jolla, California. c. Represents revenues and expenses related to two acquisition communities, Axiom, located in Cambridge, Massachusetts, which Aimco acquired in April 2015, and Mezzo, located in Atlanta, Georgia, which Aimco purchased in February 2015. Axiom is valued based on discounted cash flows as described in note 4 on page 17 and for the purposes of this Net Asset Value calculation, is included in Aimco's Development Properties in Lease-Up value. Mezzo is valued at Aimco's cost and for the purposes of this Net Asset Value calculation, is included in Aimco's Other Conventional Real Estate value. AIMCO NET ASSET VALUE DISCLOSURES

15 Footnotes (continued) 1. (continued) d. Represents revenue and expenses related primarily to Tremont commercial operations and treated for the purposes of this Net Asset Value calculation as described in (a) above, and to two for-sale communities: Riverside, located in Alexandria, Virginia, which was sold in May 2016; and Grand Pointe, located in Columbia, Maryland, whose sale is expected during summer 2016. For the purposes of this Net Asset Value calculation, Riverside and Grand Pointe are included in Aimco's Assets Scheduled for Sale value. 2. Represents Aimco's estimated current NOI cap rate for its Stabilized Conventional Portfolio, which was calculated by Aimco on a property-by-property basis, based primarily on information published by CBRE in its 2H 2015 Cap Rate Survey. CBRE is a nationally recognized provider of real estate data. Such Survey includes ranges of current cap rates based on the following property characteristics: market in which the property is located; infill or suburban location within the market; property quality grade; and whether the property is stabilized or value-add. In estimating the appropriate current cap rate for its Stabilized Conventional Portfolio, Aimco categorized properties in the Portfolio using the framework described above and, using its judgment and detailed knowledge of each property's condition and location, other than the exceptions noted below, Aimco selected an appropriate current cap rate from within the range provided in CBRE's Cap Rate Survey. The results of this analysis are detailed on the following page. AIMCO NET ASSET VALUE DISCLOSURES

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes (continued)

2. (continued)

1Q 2016 Stabilized Conventional Portfolio

	Properties	Apartment Homes	Effective Apartment Homes	Portfolio Age	Average Revenue per Apartment Home	Average Rent as a Percentage of Market Average	Quality Grade	Range of CBRE Cap Rates for Aimco's Portfolio: Low	Range of CBRE Cap Rates for Aimco's Portfolio: High	Aimco Selected Cap Rate	
Atlanta	6	1,325	1,311	18	$ 1,323	131%	A	5.1%	5.6%	5.6%	
Boston	12	4,173	4,173	42	$ 1,538	71%	C+	6.2%	6.7%	6.4%	
Chicago	10	3,246	3,246	21	$ 1,635	124%	B	5.0%	5.3%	5.5%	a
Bay Area	11	2,169	2,169	21	$ 2,684	111%	B	4.1%	4.6%	4.4%	
Denver	8	2,065	2,026	20	$ 1,522	129%	A	5.2%	5.8%	5.5%	
Greater DC	13	5,325	5,297	48	$ 1,548	88%	C+	5.6%	6.2%	5.8%	
Greater LA	15	5,313	4,662	10	$ 2,568	150%	A	3.9%	4.5%	4.1%	
Miami	5	2,571	2,560	23	$ 2,281	161%	A	4.2%	4.7%	4.3%	
New York	18	1,040	1,040	88	$ 3,235	103%	B	4.5%	5.1%	4.1%	b
Philadelphia	4	2,042	1,963	39	$ 1,508	114%	B	5.6%	6.1%	6.0%	
San Diego	12	2,423	2,353	25	$ 1,724	102%	B	4.8%	5.3%	5.4%	a
Seattle	2	239	239	3	$ 2,049	135%	A	4.7%	5.2%	4.8%	
Target	**116**	**31,931**	**31,039**	**27**	**$ 1,907**	**112%**	**B**	**4.7%**	**5.2%**	**4.9%**	
Baltimore	2	376	376	36	$ 1,461	120%	B	5.3%	5.8%	5.7%	
Nashville	3	764	764	23	$ 1,385	137%	A	5.8%	6.3%	6.1%	
Norfolk - Richmond	5	1,487	1,408	26	$ 1,132	105%	B	5.9%	7.6%	7.1%	
Other Markets	4	2,092	2,092	42	$ 1,611	114%	B	5.3%	6.4%	5.9%	
Non-Target	**14**	**4,719**	**4,640**	**34**	**$ 1,416**	**115%**	**B**	**5.5%**	**6.6%**	**6.2%**	
Total/Weighted Average	**130**	**36,650**	**35,680**	**28**	**$ 1,843**	**112%**	**B**	**4.7%**	**5.3%**	**5.0%**	

a. Based on the quality of its communities and locations within the market, Aimco estimates the current NOI cap rates for its Chicago and San Diego portfolios are slightly higher than the high end of the range of cap rates that is indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey.

b. Aimco estimates the current NOI cap rates for its properties located in New York City are on average 40 basis points lower than the low end of the range of cap rates that is indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey. Aimco believes this lower cap rate is appropriate because the Survey reflects cap rates for the New York City metro area while Aimco's portfolio is concentrated in Manhattan, where today cap rates are lower.

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17 Footnotes (continued) 2. (continued) Aimco also estimated current NOI cap rates for its Stabilized Conventional Portfolio using market cap rates reported by Real Capital Analytics ("RCA"). While individual market NOI cap rates differ, the weighted average cap rate for Aimco's Stabilized Conventional Portfolio using RCA cap rates is consistent with that computed by Aimco using the methodology described on the previous page. 3. Represents the value of two properties currently under redevelopment, Park Towne Place and The Sterling, both located in Center City Philadelphia. Properties are valued based on discounted cash flows using the following assumptions: a. Revenues: based on in-place rents, projected submarket rent growth to property stabilization based on the average of projections published by REIS and AXIOmetrics, and the impacts of redevelopment. b. Expenses: estimated operating costs adjusted for inflation as projected by Moody's Economy.com; management fee equal to 2% of projected revenue. c. Cost to complete construction: based on current estimates. Note that for Park Towne Place, cost to complete includes future phases of redevelopment not yet approved by Aimco's Investment Committee. Please see Supplemental Schedule 10 to Aimco's 1Q 2016 Earnings Release for additional information and descriptions of these projects. d. Terminal value: based on current market cap rate plus 5 basis points per year from March 31, 2016, to property stabilization. e. Sales cost: 2% of terminal value. f. Discount rate: 8.00% - 8.25% depending on construction and lease-up progress at March 31, 2016. 4. Represents the value of three properties currently in lease-up: Axiom and Vivo, both located in Cambridge, Massachusetts, and One Canal located in Boston. Properties are valued based on discounted cash flows using the same assumptions described in note 3 above for redevelopment properties under construction. Discount rates range from 8.0% to 8.7% depending on construction and lease-up progress at March 31, 2016. AIMCO NET ASSET VALUE DISCLOSURES

18 5. Represents the sale price of Aimco's Riverside community located in Alexandria, Virginia, which was sold in May 2016; and the expected sale price of Aimco's Grand Pointe community located in Columbia, Maryland, which is under contract to close in summer 2016. 6. Represents the value of two recently acquired, non-stabilized conventional acquisition properties, Mezzo and Tremont, both located in Atlanta; Aimco's investment in land and non-multifamily real estate operations in La Jolla, California; and Aimco's investment in vacant land contiguous to its Preserve at Marin community located in Corte Madera, California. These investments are valued at Aimco's cost. 7. Represents annualized 1Q 2016 NOI for Aimco's portfolio of Affordable properties, adjusted for an assumed 2% property management fee. First quarter 2016 Affordable property operating results may be found on Supplemental Schedule 2(a) of Aimco's 1Q 2016 Earnings Release. Proportionate results are reconciled to the most comparable GAAP measures in the Glossary to Aimco's 1Q 2016 Earnings Release. 8. Aimco's Affordable portfolio cap rate of 8% is a derived value computed as annualized 1Q 2016 Affordable portfolio NOI divided by our estimate of the value to Aimco of its Affordable portfolio. The estimated value of our portfolio takes into account discounted future cash flows expected to be distributed to tax credit investors under existing tax credit agreements, which results in a derived cap rate in excess of the cap rate associated with the underlying real estate. 9. Proportionate balance sheet amounts are non-GAAP measures representing Aimco's share of financial information discussed on page 11 of this document and may be found in Supplemental Schedule 4 to Aimco's 1Q 2016 Earnings Release. These amounts are reconciled to the most comparable GAAP measures on page 21 of this document. Unless otherwise noted, other tangible assets and liabilities, debt and preferred equity are valued at Aimco book value. 10. For the purposes of this Net Asset Value calculation, intangible assets are excluded. Footnotes (continued) AIMCO NET ASSET VALUE DISCLOSURES

19 11. Represents the carrying value of Aimco's non-recourse property debt, adjusted for the mark-to-market liability on Aimco's fixed rate property debt as of March 31, 2016. Such mark-to-market has been computed by Aimco using a Money-Weighted Average Interest Rate of 4.65% on Aimco's fixed rate property debt, which rate takes into account the timing of amortization and maturities, and a market rate of 3.64%, which rate takes into account the duration and loan- to-value of the property debt. Please see Supplemental Schedule 5 to Aimco's 1Q 2016 Earnings Release for additional information regarding Aimco's leverage in general and property debt specifically, and a reconciliation of proportionate amounts to the most comparable GAAP measures. 12. Deferred income represents cash received by Aimco in prior periods which is required under GAAP to be deferred upon receipt and recognized in income in future periods. For the purposes of this Net Asset Value calculation, Deferred Income is excluded. 13. Represents the fair value of Aimco's preferred stock, which is estimated by Aimco as the closing stock price on March 31, 2016 less accumulated dividends. Such accumulated dividends are assumed to be accounted for in the closing stock price and these amounts are also included on Aimco's balance sheet in accrued liabilities. As such, an adjustment is made to the value of Aimco's preferred stock so as not to overstate the fair value of Aimco's liabilities and preferred stock on a combined basis. 14. Represents Total Shares, Units and Dilutive Share Equivalents Outstanding, which information may be found in Supplemental Schedule 5 to Aimco's 1Q 2016 Earnings Release. Footnotes (continued) AIMCO NET ASSET VALUE DISCLOSURES

20 AIMCO OPERATING PARTNERSHIP (OP): AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco OP. AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable to Aimco stockholders. Aimco also refers to this measure as "Aimco Share" of financial information. See the following page for reconciliation of Aimco's proportionate share of financial results included in this document to Aimco's consolidated financial statements. MONEY-WEIGHTED AVERAGE INTEREST RATE: Money-Weighted Average Interest Rate represents the weighted average interest rate on Aimco's fixed and floating rate property debt, which takes into account the timing of amortization and maturities. This rate is calculated by Aimco based on the unpaid principal balance as of March 31, 2016, and all contractual debt service payments associated with each of its fixed and floating rate property loans. The Money-Weighted Average Interest Rate can be compared to market interest rates for comparable durations and loan-to-value to estimate the difference between the book value of Aimco's fixed and floating rate property debt and the market value of such debt. PORTFOLIO QUALITY RATINGS: Aimco measures portfolio quality based on apartment community rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines portfolio quality as follows: "A" quality properties are those with rents greater than 125% of the local market average; "B" quality properties are those with rents between 90% and 125% of the local market average; "C+" quality properties are those with rents greater than $1,100 per month but lower than 90% of the local market average; and "C" quality assets are those with rents less than $1,100 per month and lower than 90% of the local market average. DEFINITIONS AND RECONCILIATIONS Definitions

DEFINITIONS AND RECONCILIATIONS

Reconciliations to Non-GAAP Financial Measures

$ in Thousands	Three Months Ended March 31, 2016			
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:				
Rental and other property revenues				
Conventional Same Store	$ 180,425	$ -	$ (7,185)	$ 173,240
Conventional Redevelopment	16,609	-	-	16,609
Conventional Acquisition	1,742	-	-	1,742
Other Conventional	17,511	551	-	18,062
Total Conventional	216,287	551	(7,185)	209,653
Affordable Portfolio	25,174	1,016	(144)	26,046
Property management revenues, primarily from affiliates	2	(60)	147	89
Total rental and other property revenues	241,463	1,507	(7,182)	235,788
Property operating expenses				
Conventional Same Store	55,729	-	(2,332)	53,397
Conventional Redevelopment	5,552	-	-	5,552
Conventional Acquisition	930	-	-	930
Other Conventional	7,981	179	-	8,160
Total Conventional	70,192	179	(2,332)	68,039
Affordable Portfolio	10,231	444	(65)	10,610
Casualties	2,150	-	(25)	2,125
Property management expenses	5,900	-	1	5,901
Total property operating expenses	88,473	623	(2,421)	86,675
Net real estate operations	$ 152,990	$ 884	$ (4,761)	$ 149,113

	As of March 31, 2016			
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
Assets				
Real estate	$ 8,386,163	$ 50,767	$ (256,240)	$ 8,180,690
Accumulated depreciation	(2,858,642)	(11,157)	87,484	(2,782,315)
Net real estate	5,527,521	39,610	(168,756)	5,398,375
Cash and cash equivalents	64,454	511	(1,932)	63,033
Restricted cash	90,158	1,507	(1,812)	89,853
Investment in unconsolidated real estate partnerships	15,544	(15,544)	-	-
Goodwill	43,878	-	-	43,878
Other assets	400,658	(1,698)	(135,821)	263,139
Total assets	$ 6,142,213	$ 24,386	$ (308,321)	$ 5,858,278
Liabilities and Equity				
Non-recourse property debt	3,834,634	23,230	(162,043)	3,695,821
Debt adjustments	(23,124)	(199)	354	(22,969)
Non-recourse property debt, net	3,811,510	23,031	(161,689)	3,672,852
Revolving credit facility borrowings	106,080	-	-	106,080
Deferred income	59,961	27	(291)	59,697
Other liabilities	343,396	1,328	(156,045)	188,679
Total liabilities	4,320,947	24,386	(318,025)	4,027,308
Preferred noncontrolling interests in Aimco Operating Partnership	86,201	-	-	86,201
Perpetual preferred stock	159,126	-	-	159,126
Other Aimco equity	1,444,036	-	152,446	1,596,482
Noncontrolling interests in consolidated real estate partnerships	142,742	-	(142,742)	-
Common noncontrolling interests in Aimco Operating Partnership	(10,839)	-	-	(10,839)
Total liabilities and equity	$ 6,142,213	$ 24,386	$ (308,321)	$ 5,858,278

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